UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2020

EXPERIENCE INVESTMENT CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39046	84-1890381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 St, Paul St., Suite 800
Denver, CO 80206

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (720) 284-6400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	EXPCU	The NASDAQ Stock Market LLC
Class A Common Stock, par value $0.0001 per share	EXPC	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A Common Stock for $11.50	EXPCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

Merger Agreement

On December 14, 2020, Experience Investment Corp., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Experience Merger Sub, Inc., a Delaware corporation and direct wholly-owned subsidiary of the Company (“Merger Sub”), and BLADE Urban Air Mobility, Inc., a Delaware corporation (“Blade”), providing for, among other things, and subject to the terms and conditions therein, a business combination between Blade and the Company pursuant to the proposed merger of Merger Sub with and into Blade with Blade continuing as the surviving entity (the “Merger”).

The proposed Merger is expected to be consummated after the required approval by the stockholders of the Company and by the stockholders of Blade, and the satisfaction or waiver of certain other conditions summarized below. At the reference price of $10.00 (the “Reference Price”) per share of Class A common stock of the Company (the “Company Common Stock”), the total merger consideration of 35,625,000 shares of Company Common Stock would have a value of $356,250,000.

Pursuant to the Merger Agreement, at the effective time of the Merger:

(a)                 each outstanding share of Blade common stock (the “Blade Common Stock”) (as of immediately prior to the closing of the Merger (the “Closing”)) that is outstanding as of immediately prior to the effective time of the Merger (other than treasury stock) will be cancelled and converted into the right to receive a number of newly issued shares of Company Common Stock equal to the quotient of (i) (A) the sum of $356,250,000 plus the aggregate exercise prices of all in the money Blade Options (as defined below) outstanding as of immediately prior to the effective time of the Merger divided by (B) the fully-diluted common stock of Blade (as calculated pursuant to the Merger Agreement and including the aggregate number of shares of Blade Common Stock issuable upon the conversion of Blade Preferred Stock (as defined below) and the aggregate number of Blade Common Stock issuable upon the exercise of the in the money Blade Options (as defined below)) divided by (ii) the Reference Price (the “Closing Per Share Stock Consideration”);

(b)                each outstanding share of Blade Series Seed preferred stock, Blade Series A preferred stock and Blade Series B preferred stock (collectively, the “Blade Preferred Stock,” and together with the Blade Common Stock, the “Blade Stock”)) that is outstanding as of immediately prior to the effective time of the Merger will be cancelled and converted into the right to receive a number of newly issued shares of Company Common Stock equal to the Closing Per Share Stock Consideration multiplied by the number of shares of Blade Common Stock issuable upon the conversion of such share of Blade Preferred Stock; and

(c)                 each option to acquire Blade Common Stock (the “Blade Option”) that is outstanding immediately prior to the effective time of the Merger, whether vested or unvested, will be cancelled and automatically converted into an option to purchase a number of shares of Company Common Stock equal to the product of (1) the number of shares of Blade Common Stock that were issuable upon exercise of such Blade Option immediately prior to the effective time multiplied by (2) the Closing Per Share Stock Consideration (rounded down to the nearest whole number of shares of Company Common Stock, with no cash being payable for any fractional share eliminated by such rounding), at an exercise price per share of Company Common Stock equal to the quotient obtained by dividing the exercise price per share of Blade Common Stock under such Blade Option immediately prior to the effective time of the Merger by the Closing Per Share Exchange Amount (as defined in the Merger Agreement) (rounded up to the nearest whole cent).

Redemption Offer

Pursuant to the Company’s amended and restated certificate of incorporation and in accordance with the terms of the Merger Agreement, the Company will be providing its public stockholders with the opportunity to redeem all or a portion of their shares of Company Common Stock upon the completion of Merger at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account calculated as of two business days prior to the consummation of the Merger, including interest earned on the funds held in the trust account not previously released to the Company to pay taxes, divided by the total number of then-outstanding shares of Company Common Stock.

Representations and Warranties

Each of Blade, the Company and Merger Sub have made representations and warranties in the Merger Agreement that are customary for transactions of this nature. The representations and warranties of the Company, Merger Sub and Blade will not survive the Closing.

Covenants

The Merger Agreement includes customary covenants of the parties with respect to operation of the business prior to consummation of the Merger and the other transactions contemplated under the Merger Agreement (collectively, the “Transactions”) and efforts to satisfy conditions to consummation of the Transactions. The Merger Agreement also contains additional covenants of the parties, including, among others, (a) covenants providing for the Company and Blade to use reasonable best efforts to obtain all necessary regulatory approvals, (b) covenants providing for the Company and Blade to cooperate in the preparation of the Registration Statement, Proxy Statement and Consent Solicitation Statement (as each such terms are defined in the Merger Agreement) required to be filed in connection with the Transactions, (c) covenants prohibiting Blade and its subsidiaries from engaging in any transactions involving the securities of the Company without the prior consent of the Company, except as contemplated in the Merger Agreement, (d) covenants providing that the Company will keep current and timely file all reports required to be filed or furnished with the U.S. Securities and Exchange Commission (the “SEC”) and otherwise comply in all material respects with its reporting obligations under applicable securities laws, (e) covenants prohibiting the parties or their affiliates from soliciting, discussing or entering into agreements for alternative acquisition proposals, (f) covenants that require the Company to convene a stockholder meeting in order to obtain its stockholder approval of the Transactions, and (g) covenants that require the Company to obtain “tail” policies covering individuals who are currently covered by the Company’s, Blade’s or any of Blade’s subsidiaries’ directors’ and officers’ liability insurance policies.

Conditions to Consummation of the Merger

Consummation of the Transactions is subject to customary conditions of the respective parties, including, among others:

(a)                 the following conditions to both parties’ obligation to consummate the Transactions: (i) the Merger shall have been approved by the stockholders of the Company and the stockholders of Blade; (ii) the applicable waiting period(s) pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, shall have expired or been terminated; (iii) the Company shall have at least $5,000,001 of net tangible assets immediately following the Closing (after giving effect to the redemption of public shares by the Company’s public stockholders, the PIPE Investment (as defined below) and the other transactions contemplated to occur upon the Closing); (iv) the Registration Statement shall have become effective and no stop-order suspending effectiveness of the Registration Statement shall be in effect, (v) the Company Common Stock to be issued in connection with the Transactions shall have been approved for listing on Nasdaq or NYSE (or with the written consent of Blade, another nationally recognized securities exchange), subject, if applicable, to official notice of issuance thereof, and (vi) taking into account the PIPE Investment and after giving effect to exercise by the holders of the Company Common Stock of their right to redeem their Company Common Stock into their pro rata share of the trust account in accordance with the Company’s certificate of incorporation, immediately prior to Closing and without giving effect to any of the other Transactions, the Company shall have, on a consolidated basis, at least $100,000,000 in cash and cash equivalents; and

(b)                the following conditions to either party’s obligation to consummate the Transactions: (i) there has been no Material Adverse Effect (as defined in the Merger Agreement) that is continuing with respect to the other party since the date of the Merger Agreement; (ii) accuracy of the other party’s representations and warranties at the Closing, subject to the materiality standards set forth in the Merger Agreement, (iii) performance or compliance in all material respects by the other party of its covenants to be performed or complied with as of or prior to the Closing; and (iv) delivery by the other party of customary closing certificates and the continued effectiveness of certain additional agreements.

Termination

The Merger Agreement may be terminated at any time prior to the date of the Closing:

(a)           by mutual written consent of the Company and Blade;

(b)           by either the Company or Blade,

(1)	if the Closing has not occurred on or before July 31, 2021 (the “Outside Date”); provided, however, that this right to terminate shall not be available to any party whose failure to fulfill any material obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(2)	if a governmental authority shall have enacted, issued, promulgated, enforced or entered any law which has become final and non-appealable, and which permanently restrains, enjoins or otherwise prohibits the Transactions;

(3)	if the required stockholder approval of the Company or Blade is not obtained by the Outside Date;

(4)	upon certain material and uncured breaches of the terms of the Merger Agreement by the other party.

(c)           by the Company,

(1)	at any time after the date that the Company receives, and notifies Blade of the Company’s receipt of, SEC approval and effectiveness of the Company’s Registration Statement, if Blade has not delivered to the Company the Written Consent (as defined in the Merger Agreement) within ten (10) business days following the effectiveness of the Registration Statement;

(2)	if Blade has not delivered the PCAOB Financial Statements (as defined in the Merger Agreement) to the Company for inclusion in Registration Statement on or before January 25, 2021.

If the Merger Agreement is validly terminated, all further obligations and liabilities of the Company, Merger Sub and Blade under the Merger Agreement will terminate and become void and of no further force and effect, with certain limited exceptions, including liability for any intentional and willful breach of the Merger Agreement.

The Company will take all necessary actions prior to the effective time of the Merger to increase the size of its board of directors to seven directors effective as of the effective time of the Merger and cause the board of directors of the Company to consist of Eric Affeldt, Jane Garvey, Kenneth Lerer, Susan Lyne, Ted Phillips, Rob Wiesenthal and David Zaslav effective as of the effective time of the Merger, subject to the right of Blade to replace its designees with the Company’s consent (which consent shall not be unreasonably withheld, conditioned or delayed).

The Merger Agreement has been unanimously approved by the Company’s board of directors, and the board has recommended that the Company’s stockholders adopt the Merger Agreement and approve the Merger and the other Transactions.

This description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The assertions embodied in the representations, warranties and covenants in the Merger Agreement were made for purposes of the contract among the parties thereto and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The Merger Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company, Blade or any other party to the Merger Agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Additional Agreements

Investor Rights Agreement

In connection with the execution of the Merger Agreement, the Company entered into an Investor Rights Agreement (the “Investor Rights Agreement”) with Experience Sponsor LLC (the “Sponsor”) and the other parties named therein. The Investor Rights Agreement will become effective upon the closing of the Transactions. Pursuant to the Investor Rights Agreement, the Sponsor has the right to designate two directors to the Company’s board of directors (the “Board”). The Sponsor’s right to designate directors to the Board is subject to its (and its permitted transferees’) beneficial ownership of Company Common Stock as compared to the Company Common Stock beneficially owned by the Sponsor at Closing. If the Sponsor (or its permitted transferees) owns beneficially: (i) 50% or greater of such shares of the Company Common Stock beneficially owned by the Sponsor at Closing, it will have the right to designate two directors and (ii) less than 50% but greater than or equal to 25% of such shares of the Company Common Stock beneficially owned by the Sponsor at Closing, it will have the right to designate one director. Pursuant to the Investor Rights Agreement, certain parties will be entitled to certain registration rights, including, among other things, customary demand, shelf and piggy-back rights, subject to customary cut-back provisions. Pursuant to the Investor Rights Agreement, certain parties will agree not to sell, transfer, pledge or otherwise dispose of shares of Company Common Stock or warrants to purchase shares of Company Common Stock they receive in connection with the Transactions or otherwise beneficially own at Closing for certain time periods specified therein. The foregoing description of the Investor Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Investor Rights Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Sponsor Letter Agreement

Concurrent with the execution of the Merger Agreement, the Company entered into an amended letter agreement with Blade and the Sponsor (the “Sponsor Letter Agreement”). The Sponsor Letter Agreement amends and restates that certain letter agreement dated September 12, 2019, between the Sponsor and the Company and the other parties thereto. Pursuant to the Sponsor Letter Agreement, the Sponsor agrees, among other things, (i) to appear at the meeting of the stockholders of the Company or otherwise cause its shares to be counted as present for the purpose of establishing quorum; (ii) to vote in person or by proxy, or cause to be voted at such meeting in person, or by proxy, in favor of the Merger and the adoption of the Merger Agreement and the Transactions; and (iii) to vote in person, or by proxy, against any action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Transactions or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Sponsor under the Merger Agreement. Pursuant to the Sponsor Letter Agreement, prior to the valid termination of the Merger Agreement, the Sponsor is subject to certain non-solicitation restrictions restricting the Sponsor and its affiliates from, among other things, soliciting, discussing or entering into agreements for alternative business combinations.

The Sponsor also agreed, subject to the Support Agreement (described below) and subject to certain exceptions, not to transfer any Founder Shares (as defined in the Sponsor Letter Agreement) (or any shares of Company Common Stock issuable upon conversion thereof) or any Private Placement Warrants (as defined in the Sponsor Letter Agreement) (or any shares of Company Common Stock issuable upon exercise thereof) until the earlier of (A) 180 days after the completion of the Merger or (B) such future date following the completion of the Merger on which the Company completes a liquidation, merger, share exchange, reorganization or similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property.

This description of the Sponsor Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Sponsor Letter Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Blade Stockholder Support Agreement

In connection with the execution of the Merger Agreement, certain Blade stockholders that collectively hold 58.83% of the issued and outstanding shares of Blade Preferred Stock and 58.06% of the issued and outstanding shares of Blade Stock delivered Support Agreements dated December 14, 2020, pursuant to which, such Blade stockholders agreed to irrevocably and unconditionally execute a written consent in respect of 20,102,216 shares of Blade Stock held by such Blade stockholders to adopt and approve the Merger Agreement within ten business days following the effectiveness of the Registration Statement.

This description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the Support Agreements, a form of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

PIPE Subscription Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain accredited investors (the “PIPE Investors”), including an affiliate of the Sponsor, entered into subscription agreements (the “PIPE Subscription Agreements”) pursuant to which the PIPE Investors have committed to purchase 12,500,000 shares of Company Common Stock (the “PIPE Shares”) at a purchase price per share of $10.00 and an aggregate purchase price of $125,000,000 (the “PIPE Investment”). The purchase of the PIPE Shares is conditioned upon, and will be consummated concurrently with, the Closing.

This description of the PIPE Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the form of PIPE Subscription Agreement, a form of which is attached hereto as Exhibit 10.4 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under the heading “PIPE Subscription Agreements” in Item 1.01 above is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference is a copy of the joint press release issued on December 15, 2020 by the Company and Blade announcing the execution of the Merger Agreement.

Attached hereto as Exhibit 99.2 and incorporated into this Item 7.01 by reference is the investor presentation that was used by the Company in making presentations to certain existing and potential stockholders of the Company with respect to the Merger.

The information in this Item 7.01 (including Exhibits 99.1 and 99.2) is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any of the information in this Item 7.01, including Exhibits 99.1 and 99.2.

Additional Information About the Transaction and Where to Find It

Experience Investment Corp. (“EIC”) intends to file with the SEC a Registration Statement on Form S-4, which will include a preliminary proxy statement/prospectus in connection with the Merger and will mail a definitive proxy statement/prospectus and other relevant documents to its stockholders. EIC’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus, and amendments thereto, and the definitive proxy statement/prospectus in connection with EIC’s solicitation of proxies for its stockholders’ meeting to be held to approve the Merger because the proxy statement/prospectus will contain important information about EIC, Blade and the Merger. The definitive proxy statement/prospectus will be mailed to stockholders of EIC as of a record date to be established for voting on the Merger. Stockholders will also be able to obtain copies of the Registration Statement on Form S-4 and the proxy statement/prospectus, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to Experience Investment Corp., 100 St. Paul St., Suite 800. Denver, CO 80206.

Participants in Solicitation

EIC, Blade and certain of their respective directors and officers may be deemed participants in the solicitation of proxies of EIC’s stockholders with respect to the approval of the Merger. EIC and Blade urge investors, stockholders and other interested persons to read, when available, the Form S-4, including the preliminary proxy statement/prospectus and amendments thereto and the definitive proxy statement/prospectus and documents incorporated by reference therein, as well as other documents filed with the SEC in connection with the Merger, as these materials will contain important information about Blade, EIC and the Merger. Information regarding EIC’s directors and officers and a description of their interests in EIC is contained in EIC’s annual report on Form 10-K for the fiscal year ended December 31, 2019. Additional information regarding the participants in the proxy solicitation, including Blade’s directors and officers, and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Registration Statement on Form S-4 and the definitive proxy statement/prospectus for the Merger when available. Each of these documents is, or will be, available at the SEC’s website or by directing a request to EIC as described above under “Additional Information About the Transaction and Where to Find It.”

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “could”, “continue”, “expect”, “estimate”, “may”, “plan”, “outlook”, “future” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements, which involve risks and uncertainties, relate to analyses and other information that are based on forecasts of future results and estimates of amounts not yet determinable and may also relate to EIC’s and Blade’s future prospects, developments and business strategies. In particular, such forward-looking statements include statements concerning the timing of the Merger, the business plans, objectives, expectations and intentions of the New Blade once the Transaction are complete, and Blade’s estimated and future results of operations, business strategies, competitive position, industry environment and potential growth opportunities. These statements are based on EIC’s or Blade’s management’s current expectations and beliefs, as well as a number of assumptions concerning future events.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside EIC’s or Blade’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. These risks, uncertainties, assumptions and other important factors include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the Transactions due to the failure to obtain approval of the stockholders of EIC or Blade or other conditions to closing in the Merger Agreement; (3) the ability of New Blade to meet Nasdaq’s listing standards (or the standards of any other securities exchange on which securities of New Blade are listed) following the Merger; (4) the ability to complete the private placement of the PIPE Shares; (5) the risk that the announcement and consummation of the Transactions disrupts Blade’s current plans and operations; (6) the ability to recognize the anticipated benefits of the Transactions, which may be affected by, among other things, competition, the ability of New Blade to grow and manage growth profitably, maintain relationships with customers, business partners, suppliers and agents and retain its management and key employees; (7) costs related to the Transactions; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the Transactions; (9) the possibility that Blade and New Blade may be adversely affected by other economic, business, regulatory and/or competitive factors; (10) the impact of COVID-19 on Blade’s and New Blade’s business and/or the ability of the parties to complete the Transactions; (11) the outcome of any legal proceedings that may be instituted against EIC, Blade, New Blade or any of their respective directors or officers, following the announcement of the Transactions; and (12) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments.

Additional factors that could cause actual results to differ materially from those expressed or implied in forward-looking statements can be found in EIC’s most recent annual report on Form 10-K, subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K, which are available, free of charge, at the SEC’s website at www.sec.gov, and will also be provided in the Registration Statement on Form S-4 and EIC’s proxy statement/prospectus when available. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. You are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and EIC and Blade undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, changes in expectations, future events or otherwise.

This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in EIC and is not intended to form the basis of an investment decision in EIC. All subsequent written and oral forward-looking statements concerning EIC and Blade, the Transactions or other matters and attributable to EIC and Blade or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Disclaimer

This communication is not a proxy statement or solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Transactions and shall neither constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(a)           Exhibits.

See the Exhibit Index below, which is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of December 14, 2020
10.1	Investor Rights Agreement, dated as of December 14, 2020
10.2	Sponsor Letter Agreement, dated as of December 14, 2020
10.3	Form of Support Agreement
10.4	Form of PIPE Subscription Agreement
99.1	Press Release, dated December 15, 2020
99.2	Investor Presentation

*Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERIENCE INVESTMENT CORP.

Dated: December 15, 2020	By:	/s/ Charlie Martin
	Name:	Charlie Martin
	Title:	Chief Financial Officer